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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): August 29, 1997

                             Neodata Services, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                    33-63838                  75-2333190
(State or Other Jurisdiction       (Commission               (IRS Employer
    of Incorporation)              File Number)            Identification No.)


                            833 W. South Boulder Road
                           Louisville, Colorado 80027
                    (Address of Principal Executive Offices,
                               Including Zip Code)



       Registrant's telephone number, including area code: (303)666-7000









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Item 1.  Changes in Control of Registrant.

     On August 29, 1997, Electronic Data Systems Corporation, a Delaware corporation ("EDS"), acquired all of the outstanding capital stock of Neodata Corporation, a Delaware corporation and the holder of all outstanding capital stock of the Registrant ("Holding"), pursuant to the Agreement and Plan of Merger dated as of August 7, 1997 (the "Merger Agreement") among EDS, Ramcad Corporation, a Delaware corporation and a wholly-owned subsidiary of EDS ("Ramcad"), and Holding. Pursuant to the Merger Agreement, Ramcad was merged with and into Holding (the "Merger"), with Holding surviving the Merger as a wholly-owned subsidiary of EDS, and each outstanding share of common stock of Holding was converted into the right to receive $2.60 per share and each outstanding share of Class A Convertible Preferred Stock - Series 2 of Holding was converted into the right to receive $7.6727090241. All outstanding options and warrants were converted into the right to receive the consideration applicable to the shares of stock underlying such options and warrants, less the applicable exercise price, if any. As a result of the Merger, the Registrant became an indirect wholly-owned subsidiary of EDS. EDS acquired the funds necessary to consummate the Merger from working capital and borrowings under its commercial paper facilities.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

         Exhibit
         Number            Description of Document
         -------           -----------------------

           2.1 Agreement and Plan of Merger dated August 7, 1997 among EDS, Ramcad and Holding (incorporated by reference from Exhibit
                    2.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997).




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NEODATA SERVICES, INC.



                                    By:        /s/ Nicholas J. Cuccaro
                                          -----------------------------------
                                    Name:        Nicholas J. Cuccaro
                                    Title:  Senior Vice President and Chief
                                                  Financial Officer

August 29, 1997






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